Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
October 31, 2019

CULLEN/FROST REPORTS THIRD QUARTER RESULTS
Board declares fourth quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported third quarter 2019 results. Net income available to common shareholders for the third quarter of 2019 was $109.8 million, compared to $115.8 million in the third quarter of 2018. On a per-share basis, net income available to common shareholders for the third quarter of 2019 was $1.73 per diluted common share, compared to $1.78 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.35 percent and 11.83 percent, respectively, for the third quarter of 2019 compared to 1.49 percent and 14.40 percent, respectively, for the same period a year earlier.

For the third quarter of 2019, net interest income on a taxable-equivalent basis was $276.6 million, up 4.1 percent compared to the same quarter in 2018. Average loans for the third quarter of 2019 increased $788.1 million, or 5.8 percent, to $14.5 billion, from the $13.7 billion reported for the third quarter a year earlier. Average deposits for the quarter were $26.4 billion, basically flat compared to the $26.2 billion reported for last year's third quarter.

“The third quarter was another solid quarter for Frost as we continued our focus on sustainable organic growth and top-quality customer service,” said Cullen/Frost Chairman and CEO Phil Green. “Our expansion in the Houston region continues to move forward, and we have now opened a total of seven new financial centers in that significant market.”

For the first nine months of 2019, net income available to common shareholders was $333.9 million, up 1.3 percent compared to $329.6 million for the first nine months of 2018. Diluted earnings per share available to common shareholders for the first nine months of 2019 was $5.24 compared to $5.08 in the year-earlier period, representing an increase of 3.1 percent. Returns on average assets and average common equity for the first nine months of 2019 were 1.41 percent and 12.79 percent, respectively, compared to 1.42 percent and 14.02 percent, respectively, for the same period in 2018.

Noted financial data for the third quarter of 2019 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the third quarter of 2019 were 12.35 percent, 12.99 percent and 14.63 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.

•
Net interest income on a taxable-equivalent basis was $276.6 million, an increase of 4.1 percent over the prior year period. Net interest margin was 3.76 percent for the third quarter of 2019, down 9 basis points compared to the second quarter of 2019 net interest margin of 3.85 percent. Net interest margin increased 10 basis points compared to 3.66 percent in the year-ago period.

•
Non-interest income for the third quarter of 2019 totaled $89.2 million, an increase of $1.6 million, or 1.8 percent, from the $87.7 million reported for the third quarter of 2018. Third quarter non-interest income was impacted by a $2.6 million decrease in other income, compared to the third quarter of 2018. This decrease was mainly driven by $2.9 million in recoveries of prior write-offs and settlements recorded in the year-ago period. Service charges on deposits increased by $1.4 million, or 6.4 percent, primarily driven by an increase in overdraft fees of $1.2 million. Trust and investment management fees were $31.6 million, up $848,000, or 2.8 percent, from the third quarter of 2018. The increase in trust and investment management fees was primarily the result of an increase in trust investment fees due to higher average equity valuations and an increase in the number of accounts. Insurance commissions and fees of $11.7 million increased $646,000, or 5.9 percent, from the previous year. The increase in commission income during the third quarter was primarily related to an increase in commercial property and casualty commissions.

•
Non-interest expense was $208.9 million for the quarter, up $15.2 million, or 7.8 percent, compared to the $193.7 million reported for the third quarter a year earlier. Total salaries and wages rose $6.3 million, or 7.2 percent, to $93.8 million, primarily due to an increase in the number of employees and normal annual merit and market increases and, to a lesser extent, an increase in incentive compensation. Employee benefits expense increased $2.6 million, or 14.4 percent, compared to the third quarter of 2018. The increase was primarily related to increases in medical benefits expense (up $838,000), expenses related to our defined benefit retirement plans (up $585,000), payroll taxes (up $562,000) and expenses related to our 401(k) plan (up $373,000). Third quarter net occupancy expense increased by $4.3 million, or 21.7 percent, compared to the same period in 2018, primarily driven by the commencement of the lease of our new corporate headquarters building in San Antonio and other leases related to existing facilities and our expansion within the Houston market area. We began recognizing expenses associated with the new corporate headquarters in June of 2019. Other non-interest expense increased $2.8 million, or 6.8 percent, compared to the third quarter of 2018. The increase was mainly driven by increases in professional services expense (up $2.3 million); platform fees related to investment services (up $558,000); losses on the sale of foreclosed and other assets (up $424,000) and computer services expense (up $325,000). The increase from these items was partly offset by a decrease in advertising/ promotions expense (down $1.3 million). Technology, furniture and equipment expense for the third quarter increased by $1.4 million, or 6.7 percent, from the third quarter of 2018. The increase was primarily driven by a $1.7 million increase in software maintenance expense. Deposit insurance expense decreased by $2.2 million compared to the third quarter of 2018, primarily due to the termination of the FDIC's quarterly surcharge in the fourth quarter of 2018.

•
For the third quarter of 2019, the provision for loan losses was $8.0 million, compared to net charge-offs of $6.4 million. This compares with $6.4 million in provisions and $7.8 million in net charge-offs for the second quarter of 2019, and $2.7 million in provisions and $15.3 million in net charge-offs in the third quarter of 2018. The allowance for loan losses as a percentage of total loans was 0.93 percent at September 30, 2019, unchanged compared to the end of the second quarter of 2019 and down 7 basis points compared to 1.00 percent at the end of the third quarter of 2018. Non-performing assets were $105.0 million at the end of the third quarter of 2019, compared to $76.4 million at the end of the second quarter of 2019 and $86.4 million at the end of the third quarter of 2018.

The Cullen/Frost board declared a fourth-quarter cash dividend of $0.71 per common share, representing a 6.0 percent increase over the previous year's dividend, payable December 13, 2019 to shareholders of record on November 29 of this year. The board of directors declared a cash dividend of $.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is payable on December 16, 2019, to shareholders of record on November 29 of this year.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, October 31, 2019, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430 or via webcast on our investor relations website linked below.
Playback of the conference call will be available after 2 p.m. CT on the day of the call until midnight Sunday, November 3, 2019 at 855-859-2056 with Conference ID # of 1057329. The call will also be available by webcast at the URL listed below after 2 p.m. CT on the day of the call.
Cullen/Frost investor relations website: www.frostbank.com/investor-relations/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $33.1 billion in assets at September 30, 2019. One of the 60 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	The cost and effects of failure, interruption, or breach of security of our systems.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2019			2018
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$253,007	$253,431	$246,469	$249,209	$241,665
Net interest income (1)	276,618	277,751	271,179	273,810	265,687
Provision for loan losses	8,001	6,400	11,003	3,767	2,650
Non-interest income:
Trust and investment management fees	31,649	30,448	31,697	29,882	30,801
Service charges on deposit accounts	22,941	21,798	20,790	21,632	21,569
Insurance commissions and fees	11,683	10,118	18,406	11,394	11,037
Interchange and debit card transaction fees	4,117	3,868	3,280	3,774	3,499
Other charges, commissions and fees	10,108	8,933	9,062	9,371	9,580
Net gain (loss) on securities transactions	96	169	—	(43)	(34)
Other	8,630	7,304	13,550	11,108	11,205
Total non-interest income	89,224	82,638	96,785	87,118	87,657

Non-interest expense:
Salaries and wages	93,812	90,790	92,476	90,878	87,547
Employee benefits	21,002	20,051	23,526	19,066	18,355
Net occupancy	24,202	21,133	19,267	17,699	19,894
Technology, furniture and equipment	22,415	22,157	21,664	21,960	21,004
Deposit insurance	2,491	2,453	2,808	2,219	4,694
Intangible amortization	274	305	325	331	336
Other	44,668	46,320	41,734	47,544	41,838
Total non-interest expense	208,864	203,209	201,800	199,697	193,668
Income before income taxes	125,366	126,460	130,451	132,863	133,004
Income taxes	13,530	14,874	13,955	13,610	15,160
Net income	111,836	111,586	116,496	119,253	117,844
Preferred stock dividends	2,016	2,015	2,016	2,016	2,016
Net income available to common shareholders	$109,820	$109,571	$114,480	$117,237	$115,828

PER COMMON SHARE DATA
Earnings per common share - basic	$1.74	$1.73	$1.80	$1.84	$1.80
Earnings per common share - diluted	1.73	1.72	1.79	1.82	1.78
Cash dividends per common share	0.71	0.71	0.67	0.67	0.67
Book value per common share at end of quarter	59.76	57.39	54.64	51.19	49.49

OUTSTANDING COMMON SHARES
Period-end common shares	62,537	62,638	63,081	62,986	63,923
Weighted-average common shares - basic	62,566	62,789	63,009	63,441	63,892
Dilutive effect of stock compensation	593	765	819	811	1,022
Weighted-average common shares - diluted	63,159	63,554	63,828	64,252	64,914

SELECTED ANNUALIZED RATIOS
Return on average assets	1.35%	1.40%	1.48%	1.48%	1.49%
Return on average common equity	11.83	12.60	14.08	14.85	14.40
Net interest income to average earning assets	3.76	3.85	3.79	3.72	3.66

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2019			2018
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$14,471	$14,375	$14,205	$13,949	$13,683
Earning assets	29,693	29,114	28,954	29,153	28,796
Total assets	32,248	31,491	31,356	31,330	30,918
Non-interest-bearing demand deposits	10,316	10,148	10,193	10,740	10,690
Interest-bearing deposits	16,036	15,845	15,919	15,767	15,462
Total deposits	26,352	25,993	26,112	26,507	26,152
Shareholders' equity	3,828	3,632	3,441	3,277	3,335

Period-End Balance:
Loans	$14,635	$14,459	$14,406	$14,100	$13,815
Earning assets	30,358	29,216	29,281	29,894	29,042
Goodwill and intangible assets	658	658	658	659	659
Total assets	33,098	31,817	31,663	32,293	31,223
Total deposits	27,084	25,985	26,295	27,149	26,349
Shareholders' equity	3,881	3,739	3,592	3,369	3,308
Adjusted shareholders' equity (1)	3,576	3,520	3,498	3,433	3,449

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$136,559	$134,929	$136,350	$132,132	$137,578
As a percentage of period-end loans	0.93%	0.93%	0.95%	0.94%	1.00%

Net charge-offs:	$6,371	$7,821	$6,785	$9,213	$15,298
Annualized as a percentage of average loans	0.17%	0.22%	0.19%	0.26%	0.44%

Non-performing assets:
Non-accrual loans	$97,446	$71,521	$92,162	$73,739	$82,601
Restructured loans	6,160	3,973	4,028	—	—
Foreclosed assets	1,427	907	1,175	1,175	3,765
Total	$105,033	$76,401	$97,365	$74,914	$86,366
As a percentage of:
Total loans and foreclosed assets	0.72%	0.53%	0.68%	0.53%	0.62%
Total assets	0.32	0.24	0.31	0.23	0.28

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio (2)	12.35%	12.29%	12.34%	12.27%	12.56%
Tier 1 Risk-Based Capital Ratio (2)	12.99	12.94	13.00	12.94	13.24
Total Risk-Based Capital Ratio (2)	14.63	14.60	14.68	14.64	14.99
Leverage Ratio	9.36	9.40	9.35	9.06	9.19
Equity to Assets Ratio (period-end)	11.73	11.75	11.34	10.43	10.60
Equity to Assets Ratio (average)	11.87	11.53	10.97	10.46	10.79

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

(2) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported prior to March 31, 2019 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,
	2019	2018
CONDENSED INCOME STATEMENTS

Net interest income	$752,907	$708,683
Net interest income (1)	825,547	778,754
Provision for loan losses	25,404	17,846
Non-interest income:
Trust and investment management fees	93,794	89,509
Service charges on deposit accounts	65,529	63,554
Insurance commissions and fees	40,207	37,573
Interchange and debit card transaction fees	11,265	10,103
Other charges, commissions and fees	28,103	27,860
Net gain (loss) on securities transactions	265	(113)
Other	29,484	35,682
Total non-interest income	268,647	264,168

Non-interest expense:
Salaries and wages	277,078	259,434
Employee benefits	64,579	58,257
Net occupancy	64,602	59,089
Furniture and equipment	66,236	61,142
Deposit insurance	7,752	14,178
Intangible amortization	904	1,093
Other	132,722	125,994
Total non-interest expense	613,873	579,187
Income before income taxes	382,277	375,818
Income taxes	42,359	40,153
Net income	339,918	335,665
Preferred stock dividends	6,047	6,047
Net income available to common shareholders	$333,871	$329,618

PER COMMON SHARE DATA
Earnings per common share - basic	$5.28	$5.13
Earnings per common share - diluted	5.24	5.08
Cash dividends per common share	2.09	1.91
Book value per common share at end of quarter	59.76	49.49

OUTSTANDING COMMON SHARES
Period-end common shares	62,537	63,923
Weighted-average common shares - basic	62,787	63,794
Dilutive effect of stock compensation	725	1,037
Weighted-average common shares - diluted	63,512	64,831

SELECTED ANNUALIZED RATIOS
Return on average assets	1.41%	1.42%
Return on average common equity	12.79	14.02
Net interest income to average earning assets (1)	3.80	3.61

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,
	2019	2018
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$14,352	$13,506
Earning assets	29,257	28,814
Total assets	31,678	30,933
Non-interest-bearing demand deposits	10,219	10,762
Interest-bearing deposits	15,934	15,454
Total deposits	26,153	26,216
Shareholders' equity	3,635	3,287

Period-End Balance:
Loans	$14,635	$13,815
Earning assets	30,358	29,042
Goodwill and intangible assets	658	659
Total assets	33,098	31,223
Total deposits	27,084	26,349
Shareholders' equity	3,881	3,308
Adjusted shareholders' equity (1)	3,576	3,449

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$136,559	$137,578
As a percentage of period-end loans	0.93%	1.00%

Net charge-offs:	$20,977	$35,632
Annualized as a percentage of average loans	0.20%	0.35%

Non-performing assets:
Non-accrual loans	$97,446	$82,601
Restructured loans	6,160	—
Foreclosed assets	1,427	3,765
Total	$105,033	$86,366
As a percentage of:
Total loans and foreclosed assets	0.72%	0.62%
Total assets	0.32	0.28

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio (2)	12.35%	12.56%
Tier 1 Risk-Based Capital Ratio (2)	12.99	13.24
Total Risk-Based Capital Ratio (2)	14.63	14.99
Leverage Ratio	9.36	9.19
Equity to Assets Ratio (period-end)	11.73	10.60
Equity to Assets Ratio (average)	11.48	10.63

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

(2) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported prior to March 31, 2019 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2019			2018
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
TAXABLE-EQUIVALENT YIELD/COST (1)
Earning Assets:
Interest-bearing deposits	2.19%	2.64%	2.50%	2.35%	2.05%
Federal funds sold and resell agreements	2.21	2.48	2.58	2.41	2.14
Securities	3.43	3.42	3.37	3.39	3.41
Loans, net of unearned discounts	5.16	5.34	5.33	5.20	5.04
Total earning assets	4.21	4.33	4.27	4.15	4.04

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.07	0.08	0.09	0.08	0.09
Money market deposit accounts	0.93	1.03	1.09	1.00	0.93
Time accounts	1.74	1.66	1.43	1.14	0.87
Public funds	1.34	1.51	1.39	1.31	1.11
Total interest-bearing deposits	0.63	0.68	0.69	0.63	0.57

Total deposits	0.39	0.41	0.42	0.37	0.34

Federal funds purchased and repurchase agreements	1.53	1.69	1.72	1.56	0.90
Junior subordinated deferrable interest debentures	4.18	4.34	4.40	4.24	4.09
Subordinated notes payable and other notes	4.71	4.71	4.72	4.72	4.72
Total interest-bearing liabilities	0.75	0.80	0.81	0.74	0.64

Net interest spread	3.46	3.53	3.46	3.41	3.40
Net interest income to total average earning assets	3.76	3.85	3.79	3.72	3.66

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$1,566	$1,171	$1,729	$2,452	$2,799
Federal funds sold and resell agreements	212	246	250	317	260
Securities	13,444	13,322	12,770	12,435	12,053
Loans, net of unearned discount	14,471	14,375	14,205	13,949	13,683
Total earning assets	$29,693	$29,114	$28,954	$29,153	$28,796

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$6,712	$6,774	$6,774	$6,673	$6,675
Money market deposit accounts	7,763	7,588	7,696	7,792	7,620
Time accounts	1,023	970	895	836	799
Public funds	538	513	554	467	369
Total interest-bearing deposits	16,036	15,845	15,919	15,767	15,462

Total deposits	26,352	25,993	26,112	26,507	26,152

Federal funds purchased and repurchase agreements	1,291	1,242	1,180	1,138	1,011
Junior subordinated deferrable interest debentures	136	136	136	136	136
Subordinated notes payable and other notes	99	99	99	99	99
Total interest-bearing funds	$17,562	$17,322	$17,334	$17,140	$16,708

(1) Taxable-equivalent basis assuming a 21% tax rate.